UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 25, 2012

Icahn Enterprises L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700, New York, NY	10153
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 702-4300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 25, 2012, Icahn Enterprises L.P. (“Icahn Enterprises”) entered into an employment agreement (the “New Employment Agreement”) with Daniel A. Ninivaggi, pursuant to which Mr. Ninivaggi will continue to serve as the President and Chief Executive Officer of Icahn Enterprises, Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”) and Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”), the sole general partner of Icahn Enterprises and Icahn Enterprises Holdings. The New Employment Agreement supersedes and replaces the employment agreement entered into by Icahn Enterprises with Mr. Ninivaggi dated February 11, 2010 (the “2010 Employment Agreement”). See Item 5.02 below for a further description of the Employment Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2012,  Icahn Enterprises entered into the New Employment Agreement with Daniel A. Ninivaggi pursuant to which Mr. Ninivaggi will continue to serve as the President and Chief Executive Officer of Icahn Enterprises, Icahn Enterprises Holdings and Icahn Enterprises GP.  The New Employment Agreement supersedes and replaces the 2010 Employment Agreement, dated February 11, 2010 and provides that all options granted to Mr. Ninivaggi under the 2010 Employment Agreement are cancelled. Mr. Ninivaggi will continue to be (1) principally responsible for overseeing portfolio company operations and (2) involved with acquisitions, dispositions and financings engaged in by Icahn Enterprises, Icahn Enterprises Holdings and subsidiaries. Mr. Ninivaggi’s employment is at will and can be terminated by Icahn Enterprises at any time for any reason.

Through October 31, 2012, Mr. Ninivaggi will continue to receive a base salary at the rate set forth in the 2010 Employment Agreement and on October 31, 2012 he will receive a bonus of $542,666. Pursuant to the New Employment Agreement, beginning on November 1, 2012, Mr. Ninivaggi is entitled to a base salary at the rate of $1.3 million per annum, earned and payable ratably every two weeks. Mr. Ninivaggi is also eligible to receive a discretionary annual bonus.

The foregoing description of the New Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the New Employment Agreement, which is filed hereto as Exhibit 10.1 and is herein incorporated into this current report on Form 8-K by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

10.1 – Employment Agreement with Daniel A. Ninivaggi, dated October 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P. (Registrant)

By:		Icahn Enterprises G.P. Inc.
its General Partner

	By:	/s/ SungHwan Cho
SungHwan Cho
Chief Financial Officer

Date:   October 29, 2012